Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2024
Second Quarter Financial and Operational Highlights:
•Net income was $757 million, or $2.46 per share, compared with net income of $119 million, or $0.39 per share, in the second quarter of 2023
•Adjusted net income1 was $809 million, or $2.62 per share, compared with $201 million, or $0.65 per share, in the second quarter of 2023
•Oil and gas net production was 494,000 barrels of oil equivalent per day (boepd), up 28% from 387,000 boepd in the second quarter of 2023
•Bakken net production was 212,000 boepd, up 17% from 181,000 boepd in the second quarter of 2023; Guyana net production was 192,000 barrels of oil per day (bopd), up 75% from 110,000 bopd in the prior-year quarter
•E&P capital and exploratory expenditures were $1,151 million, compared with $933 million in the prior-year quarter
NEW YORK, July 31, 2024 — Hess Corporation (NYSE: HES) today reported net income of $757 million, or $2.46 per share, in the second quarter of 2024, compared with net income of $119 million, or $0.39 per share, in the second quarter of 2023. On an adjusted basis, the Corporation reported net income of $809 million, or $2.62 per share in the second quarter of 2024, compared with $201 million or $0.65 per share, in the prior-year quarter. The increase in adjusted after-tax earnings compared with the prior-year quarter primarily reflects higher production volumes and realized selling prices in the second quarter of 2024.

1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2024	2023	2024	2023

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$765	$155	$1,762	$560
Midstream	66	62	133	123
Corporate, Interest and Other	(74)	(98)	(166)	(218)
Net income attributable to Hess Corporation	$757	$119	$1,729	$465
Net income per share (diluted)	$2.46	$0.39	$5.61	$1.51

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$817	$237	$1,814	$642
Midstream	66	62	133	123
Corporate, Interest and Other	(74)	(98)	(166)	(218)
Adjusted net income attributable to Hess Corporation	$809	$201	$1,781	$547
Adjusted net income per share (diluted)	$2.62	$0.65	$5.78	$1.78

Weighted average number of shares (diluted)	308.3	307.5	308.1	307.4

Exploration and Production:
E&P net income was $765 million in the second quarter of 2024, compared with $155 million in the second quarter of 2023. On an adjusted basis, E&P second quarter 2024 net income was $817 million, compared with $237 million in the prior-year quarter. The Corporation’s average realized crude oil selling price was $80.29 per barrel in the second quarter of 2024, compared with $71.13 per barrel, including the effect of hedging, in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the second quarter of 2024 was $20.07 per barrel, compared with $17.95 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.22 per mcf, compared with $3.82 per mcf in the second quarter of 2023.
Net production was 494,000 boepd in the second quarter of 2024, compared with 387,000 boepd in the second quarter of 2023, primarily due to higher production in Guyana and the Bakken. In the third quarter of 2024, E&P net production is expected to be in the range of 460,000 boepd to 470,000 boepd, primarily reflecting planned downtime in Guyana and Southeast Asia.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $11.69 per barrel of oil equivalent (boe) in the second quarter of 2024, compared with $13.97 per boe in the prior-year quarter, primarily due to higher production volumes.

Operational Highlights for the Second Quarter of 2024:
Bakken (Onshore U.S.):  Net production from the Bakken was 212,000 boepd in the second quarter of 2024, compared with 181,000 boepd in the prior-year quarter, primarily reflecting increased drilling and completion activity. NGL and natural gas volumes received under percentage of proceeds contracts were 26,000 boepd in the second quarter of 2024, compared with 22,000 boepd in the second quarter of 2023. During the second quarter of 2024, the Corporation operated four rigs and drilled 38 wells, completed 37 wells, and brought 31 new wells online. The Corporation plans to continue operating four drilling rigs in 2024. Bakken net production is forecasted to be in the range of 200,000 boepd to 205,000 boepd in the third quarter of 2024, reflecting lower anticipated volumes received under percentage of proceeds contracts and planned maintenance at our gas infrastructure.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico in the second quarter of 2024 was 24,000 boepd, compared with 32,000 boepd in the prior-year quarter, reflecting planned maintenance at the Conger and Tubular Bells fields. The Pickerel-1 oil discovery (Hess – 100%) located in Mississippi Canyon Block 727 achieved first production in late June as a tieback to the Tubular Bells production facilities. In June, the Corporation spud an exploration well at the Vancouver prospect (Hess – 40%) located in Green Canyon Block 287. The exploration well results are anticipated in the third quarter.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production totaled 192,0002 bopd in the second quarter of 2024, compared with 110,0002 bopd in the prior-year quarter. The third development on the block, Payara, which commenced production in November 2023, reached its initial production capacity of approximately 220,000 gross bopd in January 2024. Guyana net production is forecasted to be in the range of 170,000 bopd2 to 175,000 bopd2 in the third quarter reflecting downtime associated with the Liza Destiny and the Liza Unity floating production, storage and offloading vessels related to pipeline and field hook-up for the Gas to Energy project, and production optimization work at the Liza Unity. In the second quarter of 2024, 14 cargos of crude oil were sold from Guyana, compared with nine cargos in the prior-year quarter. In the third quarter of 2024, 14 cargos of crude oil are expected to be sold.
The fourth development on the block, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026. The sixth development, Whiptail, was sanctioned in April 2024 and is expected to add production capacity of approximately 250,000 gross bopd by the end of 2027. The application for the environmental permit for the seventh development, Hammerhead, has been filed with Guyana's Environmental Protection Agency. Pending government and regulatory approval and project sanctioning, the development is expected to have a production capacity in the range of 120,000 gross bopd to 180,000 gross bopd with first oil anticipated in 2029.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 66,000 boepd in the second quarter of 2024, compared with 64,000 boepd in the prior-year quarter.
Midstream:
The Midstream segment had net income of $66 million in the second quarter of 2024, compared with net income of $62 million in the prior-year quarter.
In June 2024, Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of Hess Midstream LP (HESM), repurchased approximately 2.7 million HESM Opco Class B units held by Hess Corporation and Global Infrastructure Partners for $100 million, of which the Corporation received $38 million. The Corporation continues to own approximately 37.8% of HESM on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $74 million in the second quarter of 2024, compared with $98 million in the second quarter of 2023, reflecting higher capitalized interest.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $1,151 million in the second quarter of 2024, compared with $933 million in the prior-year quarter, primarily due to higher development activities in Guyana, and higher drilling activity in the Gulf of Mexico and the Bakken. Third quarter 2024 E&P capital and exploratory expenditures are expected to be approximately $1,125 million.
Midstream capital expenditures were $73 million in the second quarter of 2024 and $52 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.9 billion and debt and finance lease obligations totaling $5.6 billion at June 30, 2024. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 30.8% at June 30, 2024 and 33.6% at December 31, 2023. In July 2024, the Corporation repaid $300 million principal amount of senior unsecured notes, which are classified as current portion of long-term debt, in the consolidated balance sheet at June 30, 2024.
The Midstream segment had cash and cash equivalents of $100 million and total debt of $3.5 billion at June 30, 2024. In May 2024, HESM Opco issued $600 million of 6.500% fixed-rate senior unsecured notes due 2029. Net proceeds from the borrowings were primarily used to reduce debt outstanding under HESM Opco’s revolving credit facility.
Net cash provided by operating activities was $1,893 million in the second quarter of 2024, compared with $974 million in the second quarter of 2023. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,592 million in the second quarter of 2024, compared with $974 million in the prior-year quarter, primarily due to higher production volumes and realized selling prices in the second quarter of 2024. Changes in operating assets and liabilities increased cash flow from operating activities by $301 million in the second quarter of 2024.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Exploration and Production	$(52)	$(82)	$(52)	$(82)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	—
Total items affecting comparability of earnings between periods	$(52)	$(82)	$(52)	$(82)
Second Quarter 2024: E&P results include a charge of $48 million ($38 million after income taxes) to write-off previously capitalized exploration wells, and a charge of $18 million ($14 million after income taxes) related to materials and supplies inventory recorded to operating costs and expenses, both in the JDA, based on the regulator's notification that the existing production sharing contract (PSC) for Block A-18 will not be re-awarded to the existing PSC contractors upon its expiration in 2029.
Second Quarter 2023: E&P results included a charge of $82 million ($82 million after income taxes) that resulted from updates to the Corporation’s estimated abandonment obligations in the West Delta Field in the Gulf of Mexico. These abandonment obligations were assigned to the Corporation as a former owner after they were discharged from Fieldwood Energy LLC as part of its approved bankruptcy plan in 2021.
2.Net production from Guyana included 29,000 bopd of tax barrels in the second quarter of 2024 and 13,000 bopd of tax barrels in the second quarter of 2023. Net production guidance for Guyana for the third quarter of 2024 includes tax barrels in the range of 25,000 bopd to 30,000 bopd.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net income attributable to Hess Corporation	$757	$119	$1,729	$465
Less: Total items affecting comparability of earnings between periods	(52)	(82)	(52)	(82)
Adjusted net income attributable to Hess Corporation	$809	$201	$1,781	$547
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,592	$974	$3,321	$2,006
Changes in operating assets and liabilities	301	—	(543)	(394)
Net cash provided by (used in) operating activities	$1,893	$974	$2,778	$1,612
Investor Conference Call:
Due to the pending merger with Chevron Corporation (Chevron), the Corporation will not host a conference call to review its second quarter 2024 results.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected timing and completion of our proposed merger with Chevron.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry; reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; risks and uncertainties associated with our proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.
For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Liz James
FGS Global
(281) 881-5170

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,202	$2,289	$3,309
Other, net	53	31	32
Total revenues and non-operating income	3,255	2,320	3,341
Costs and expenses
Marketing, including purchased oil and gas	632	547	622
Operating costs and expenses	490	454	412
Production and severance taxes	64	46	56
Exploration expenses, including dry holes and lease impairment	101	99	42
General and administrative expenses	115	108	124
Interest expense	106	122	113
Depreciation, depletion and amortization	600	497	557
Impairment and other	—	82	—
Total costs and expenses	2,108	1,955	1,926
Income before income taxes	1,147	365	1,415
Provision for income taxes	296	160	348
Net income	851	205	1,067
Less: Net income attributable to noncontrolling interests	94	86	95
Net income attributable to Hess Corporation	$757	$119	$972

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
Income Statement	2024	2023

Revenues and non-operating income
Sales and other operating revenues	$6,511	$4,700
Other, net	85	73
Total revenues and non-operating income	6,596	4,773
Costs and expenses
Marketing, including purchased oil and gas	1,254	1,150
Operating costs and expenses	902	836
Production and severance taxes	120	94
Exploration expenses, including dry holes and lease impairment	143	165
General and administrative expenses	239	244
Interest expense	219	245
Depreciation, depletion and amortization	1,157	988
Impairment and other	—	82
Total costs and expenses	4,034	3,804
Income before income taxes	2,562	969
Provision for income taxes	644	336
Net income	1,918	633
Less: Net income attributable to noncontrolling interests	189	168
Net income attributable to Hess Corporation	$1,729	$465

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2024	December 31, 2023
Balance Sheet Information
Assets
Cash and cash equivalents	$2,025	$1,688
Other current assets	1,808	1,742
Property, plant and equipment – net	18,429	17,432
Operating lease right-of-use assets – net	772	720
Finance lease right-of-use assets – net	100	108
Other long-term assets	2,676	2,317
Total assets	$25,810	$24,007
Liabilities and equity
Current portion of long-term debt	$317	$311
Current portion of operating and finance lease obligations	354	370
Other current liabilities	2,350	2,589
Long-term debt	8,548	8,302
Long-term operating lease obligations	520	459
Long-term finance lease obligations	145	156
Other long-term liabilities	2,375	2,218
Total equity excluding accumulated other comprehensive income (loss)	10,645	9,120
Accumulated other comprehensive income (loss)	(158)	(134)
Noncontrolling interests	714	616
Total liabilities and equity	$25,810	$24,007

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	June 30, 2024	December 31, 2023
Total Debt
Hess Corporation	$5,405	$5,402
Midstream (a)	3,460	3,211
Hess Consolidated	$8,865	$8,613
(a) Midstream debt is non-recourse to Hess Corporation.

	June 30, 2024	December 31, 2023
Debt to Capitalization Ratio (a)
Hess Consolidated	44.6%	47.8%
Hess Corporation as defined in debt covenants	30.8%	33.6%
(a)Includes finance lease obligations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Interest Expense
Gross interest expense – Hess Corporation	$86	$88	$173	$174
Less: Capitalized interest – Hess Corporation	(30)	(10)	(53)	(15)
Interest expense – Hess Corporation	56	78	120	159
Interest expense – Midstream (a)	50	44	99	86
Interest expense – Hess Consolidated	$106	$122	$219	$245
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Cash Flow Information

Cash Flows from Operating Activities
Net income	$851	$205	$1,067
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	600	497	557
Impairment and other	—	82	—
Exploratory dry hole costs	63	62	—
Exploration lease impairment	7	8	3
Stock compensation expense	20	18	39
Noncash (gains) losses on commodity derivatives, net	—	52	—
Provision (benefit) for deferred income taxes and other tax accruals	51	50	63
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,592	974	1,729
Changes in operating assets and liabilities	301	—	(844)
Net cash provided by (used in) operating activities	1,893	974	885
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,087)	(778)	(902)
Additions to property, plant and equipment - Midstream	(64)	(43)	(55)
Other, net	(1)	—	(1)
Net cash provided by (used in) investing activities	(1,152)	(821)	(958)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(455)	77	115
Debt with maturities of greater than 90 days:
Borrowings	600	—	—
Repayments	(2)	—	(3)
Cash dividends paid	(134)	(134)	(137)
Proceeds from sale of Class A shares of Hess Midstream LP	—	167	—
Noncontrolling interests, net	(154)	(132)	(151)
Employee stock options exercised	2	1	11
Payments on finance lease obligations	(2)	(2)	(3)
Other, net	(9)	(4)	(9)
Net cash provided by (used in) financing activities	(154)	(27)	(177)
Net Increase (Decrease) in Cash and Cash Equivalents	587	126	(250)
Cash and Cash Equivalents at Beginning of Period	1,438	2,100	1,688
Cash and Cash Equivalents at End of Period	$2,025	$2,226	$1,438

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,193)	$(956)	$(923)
Increase (decrease) in related liabilities	42	135	(34)
Additions to property, plant and equipment	$(1,151)	$(821)	$(957)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30,
	2024	2023

Cash Flow Information

Cash Flows from Operating Activities
Net income	$1,918	$633
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	1,157	988
Impairment and other	—	82
Exploratory dry hole costs	63	93
Exploration lease impairment	10	13
Stock compensation expense	59	53
Noncash (gains) losses on commodity derivatives, net	—	52
Provision (benefit) for deferred income taxes and other tax accruals	114	92
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	3,321	2,006
Changes in operating assets and liabilities	(543)	(394)
Net cash provided by (used in) operating activities	2,778	1,612
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,989)	(1,551)
Additions to property, plant and equipment - Midstream	(119)	(107)
Other, net	(2)	(4)
Net cash provided by (used in) investing activities	(2,110)	(1,662)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(340)	180
Debt with maturities of greater than 90 days:
Borrowings	600	—
Repayments	(5)	—
Cash dividends paid	(271)	(271)
Common stock acquired and retired	—	(20)
Proceeds from sale of Class A shares of Hess Midstream LP	—	167
Noncontrolling interests, net	(305)	(263)
Employee stock options exercised	13	4
Payments on finance lease obligations	(5)	(4)
Other, net	(18)	(3)
Net cash provided by (used in) financing activities	(331)	(210)
Net Increase (Decrease) in Cash and Cash Equivalents	337	(260)
Cash and Cash Equivalents at Beginning of Period	1,688	2,486
Cash and Cash Equivalents at End of Period	$2,025	$2,226

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(2,116)	$(1,748)
Increase (decrease) in related liabilities	8	90
Additions to property, plant and equipment	$(2,108)	$(1,658)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$318	$264	$288
Offshore and Other	138	82	159
Total United States	456	346	447
Guyana	642	508	447
Malaysia and JDA	43	44	28
Other (a)	10	35	5
E&P Capital and exploratory expenditures	$1,151	$933	$927

Total exploration expenses charged to income included above	$31	$29	$39

Midstream Capital expenditures	$73	$52	$35
(a)Other in 2023 includes capital and exploratory expenditures mainly associated with Canada.

	Six Months Ended June 30,
	2024	2023

Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$606	$496
Offshore and Other	297	111
Total United States	903	607
Guyana	1,089	962
Malaysia and JDA	71	91
Other (a)	15	38
E&P Capital and exploratory expenditures	$2,078	$1,698

Total exploration expenses charged to income included above	$70	$59

Midstream Capital expenditures	$108	$109
(a)Other in 2023 includes capital and exploratory expenditures mainly associated with Canada.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2024
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,540		$1,655		$3,195
Other, net	12		19		31
Total revenues and non-operating income	1,552		1,674		3,226
Costs and expenses
Marketing, including purchased oil and gas (a)	617		34		651
Operating costs and expenses	229		177		406
Production and severance taxes	61		3		64
Midstream tariffs	335		—		335
Exploration expenses, including dry holes and lease impairment	25		76		101
General and administrative expenses	65		9		74
Depreciation, depletion and amortization	266		284		550
Total costs and expenses	1,598		583		2,181
Results of operations before income taxes	(46)		1,091		1,045
Provision for income taxes	—		280		280
Net income (loss) attributable to Hess Corporation	$(46)		$811		$765

	Second Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,299		$988		$2,287
Other, net	6		2		8
Total revenues and non-operating income	1,305		990		2,295
Costs and expenses
Marketing, including purchased oil and gas (a)	537		27		564
Operating costs and expenses	241		143		384
Production and severance taxes	45		1		46
Midstream tariffs	302		—		302
Exploration expenses, including dry holes and lease impairment	23		76		99
General and administrative expenses	50		11		61
Depreciation, depletion and amortization	212		238		450
Impairment and other	82		—		82
Total costs and expenses	1,492		496		1,988
Results of operations before income taxes	(187)		494		307
Provision for income taxes	—		152		152
Net income (loss) attributable to Hess Corporation	$(187)	(b)	$342	(c)	$155
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $34 million (noncash premium amortization: $34 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $18 million (noncash premium amortization: $18 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,523	$1,780	$3,303
Other, net	10	1	11
Total revenues and non-operating income	1,533	1,781	3,314
Costs and expenses
Marketing, including purchased oil and gas (a)	589	51	640
Operating costs and expenses	205	133	338
Production and severance taxes	54	2	56
Midstream tariffs	328	—	328
Exploration expenses, including dry holes and lease impairment	34	8	42
General and administrative expenses	64	8	72
Depreciation, depletion and amortization	244	263	507
Total costs and expenses	1,518	465	1,983
Results of operations before income taxes	15	1,316	1,331
Provision for income taxes	—	334	334
Net income (loss) attributable to Hess Corporation	$15	$982	$997
(a)Includes amounts charged from the Midstream segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Six Months Ended June 30, 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$3,063	$3,435	$6,498
Other, net	22	20	42
Total revenues and non-operating income	3,085	3,455	6,540
Costs and expenses
Marketing, including purchased oil and gas (a)	1,206	85	1,291
Operating costs and expenses	434	310	744
Production and severance taxes	115	5	120
Midstream tariffs	663	—	663
Exploration expenses, including dry holes and lease impairment	59	84	143
General and administrative expenses	129	17	146
Depreciation, depletion and amortization	510	547	1,057
Total costs and expenses	3,116	1,048	4,164
Results of operations before income taxes	(31)	2,407	2,376
Provision for income taxes	—	614	614
Net income (loss) attributable to Hess Corporation	$(31)	$1,793	$1,762

	Six Months Ended June 30, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,664		$2,032		$4,696
Other, net	15		7		22
Total revenues and non-operating income	2,679		2,039		4,718
Costs and expenses
Marketing, including purchased oil and gas (a)	1,121		62		1,183
Operating costs and expenses	446		261		707
Production and severance taxes	91		3		94
Midstream tariffs	585		—		585
Exploration expenses, including dry holes and lease impairment	43		122		165
General and administrative expenses	104		23		127
Depreciation, depletion and amortization	415		478		893
Impairment and other	82		—		82
Total costs and expenses	2,887		949		3,836
Results of operations before income taxes	(208)		1,090		882
Provision for income taxes	—		322		322
Net income (loss) attributable to Hess Corporation	$(208)	(b)	$768	(c)	$560
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $61 million (noncash premium amortization: $61 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $25 million (noncash premium amortization: $25 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	93	79	88
Offshore	18	23	22
Total United States	111	102	110
Guyana (a)	192	110	190
Malaysia and JDA	5	4	5
Total	308	216	305

Natural gas liquids - barrels
United States
North Dakota	76	68	69
Offshore	1	1	2
Total United States	77	69	71

Natural gas - mcf
United States
North Dakota	256	206	200
Offshore	28	45	41
Total United States	284	251	241
Malaysia and JDA	369	359	358
Total	653	610	599

Barrels of oil equivalent	494	387	476
(a)Production from Guyana includes 29,000 bopd of tax barrels in the second quarter of 2024, 13,000 bopd of tax barrels in the second quarter of 2023 and 33,000 bopd of tax barrels in the first quarter of 2024.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2024	2023

Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	90	78
Offshore	20	23
Total United States	110	101
Guyana (a)	191	111
Malaysia and JDA	5	4
Total	306	216

Natural gas liquids - barrels
United States
North Dakota	73	64
Offshore	2	2
Total United States	75	66

Natural gas - mcf
United States
North Dakota	228	182
Offshore	35	47
Total United States	263	229
Malaysia and JDA	363	363
Total	626	592

Barrels of oil equivalent	485	381
(a)Production from Guyana includes 31,000 bopd of tax barrels in the first six months of 2024 and 14,000 bopd of tax barrels in the first six months of 2023.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	293	217	308
Natural gas liquids – barrels	76	67	73
Natural gas – mcf	653	610	599
Barrels of oil equivalent	478	386	481

Sales Volumes (in thousands) (a)
Crude oil – barrels	26,677	19,740	28,053
Natural gas liquids – barrels	6,925	6,084	6,650
Natural gas – mcf	59,402	55,548	54,495
Barrels of oil equivalent	43,502	35,082	43,786

	Six Months Ended June 30,
	2024	2023

Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	301	215
Natural gas liquids – barrels	75	65
Natural gas – mcf	626	592
Barrels of oil equivalent	480	379

Sales Volumes (in thousands) (a)
Crude oil – barrels	54,730	38,901
Natural gas liquids – barrels	13,575	11,845
Natural gas – mcf	113,897	107,240
Barrels of oil equivalent	87,288	68,619
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Second Quarter 2024	Second Quarter 2023	First Quarter 2024
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$75.84	$65.67	$71.75
Offshore	80.21	68.32	75.86
Total United States	76.54	66.24	72.58
Guyana	82.53	75.82	84.27
Malaysia and JDA	82.77	68.87	81.10
Worldwide	80.29	71.13	80.06

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$75.84	$69.22	$71.75
Offshore	80.21	71.86	75.86
Total United States	76.54	69.79	72.58
Guyana	82.53	77.64	84.27
Malaysia and JDA	82.77	68.87	81.10
Worldwide	80.29	73.74	80.06

Natural gas liquids - per barrel
United States
North Dakota	$20.08	$17.90	$23.03
Offshore	19.60	20.17	21.36
Worldwide	20.07	17.95	22.97

Natural gas - per mcf
United States
North Dakota	$0.81	$1.29	$1.80
Offshore	1.33	1.62	2.11
Total United States	0.86	1.35	1.85
Malaysia and JDA	6.81	5.56	6.49
Worldwide	4.22	3.82	4.62

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Six Months Ended June 30,
	2024	2023

Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$73.84	$67.05
Offshore	77.78	68.22
Total United States	74.56	67.32
Guyana	83.43	77.50
Malaysia and JDA	81.94	71.02
Worldwide	80.17	72.66

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$73.84	$70.41
Offshore	77.78	71.55
Total United States	74.56	70.68
Guyana	83.43	78.76
Malaysia and JDA	81.94	71.02
Worldwide	80.17	74.87

Natural gas liquids - per barrel
United States
North Dakota	$21.52	$20.99
Offshore	20.62	22.20
Worldwide	21.49	21.02

Natural gas - per mcf
United States
North Dakota	$1.24	$1.83
Offshore	1.79	2.03
Total United States	1.32	1.87
Malaysia and JDA	6.65	5.50
Worldwide	4.41	4.09